UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): December 19, 2008

Emerson Electric Co.

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(Exact Name of Registrant as Specified in its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	September ‘08	October ‘08	November ‘08
Process Management	0 to +5	-5	-15 to -10
Industrial Automation	+5 to +10	-5 to 0	-15
Network Power	0 to +5	-5	-15 to -10
Climate Technologies	+5 to +10	-5	-10 to -5
Appliance and Tools	-5	-15 to -10	-20 to -15
Total Emerson	0 to +5	-10 to -5	-15 to -10

November 2008 Order Comments:

The trailing three-month order rate for Emerson was down 10 to 15 percent primarily driven by the stronger U.S. dollar and the weakening of underlying orders excluding currency. Underlying orders excluding the currency impact trended slightly negative for Emerson for the trailing three-month period, impacted by customers’ extended shutdowns of facilities and inventory reduction programs.

In the last three months, currency negatively impacted orders by approximately 12 percentage points. However, these orders do not reflect the positive impact from the recent weakening of the U.S. dollar that occurred after the end of this reporting period.

In the first two months of the fiscal year, underlying orders have continued to weaken and were down 7 percent, excluding a 12 percentage point negative impact from currency exchange, and were down 19 percent overall. Underlying orders, excluding currency, are expected to continue in the -5 to -10 percent range.

The trailing three-month order rate for Process Management was down 10 to 15 percent. Recent strengthening of the U.S. dollar negatively impacted the order rate by approximately 30 percentage points, including a significant negative backlog revaluation. The trailing three-month order trend excluding currency remained strong across the valve, measurement and systems businesses, even with difficult comparisons to the prior year period.

Industrial Automation order rates were negatively impacted across the business segment by a slowdown in global capital spending trends. Order comparisons to the prior three-month period were negatively impacted by the stronger U.S. dollar.

Order rates for Network Power were negatively impacted by softness in the embedded computing and power, uninterruptible power supply and precision cooling businesses, which was partially offset by the positive impact of strength in the China power systems business. Comparisons were tougher across this segment given the strong order growth in the same period last year and the negative impact from currency translation.

Climate Technologies order trends were negatively impacted by softness in the North American residential air-conditioning business and comparative weakness in Asia versus the prior year period, which was partially offset by strength in Europe.

Appliance and Tools order rates were negatively impacted across the business segment by weakness in residential and non-residential investment and a continued slowdown in consumer spending.

Upcoming Investor Events:

On Tuesday, February 3, 2009, Emerson will issue the Company’s first quarter 2009 results. Emerson senior management will discuss the results during an investor conference call that will be held the same day. The call will begin at 2:00 p.m. Eastern Standard Time (1:00 p.m. Central Standard Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

February 6, 2009 – Emerson’s Annual Investment Community Update

Location: New York City

Time: 8:30 a.m. to 11:45 a.m. Eastern Standard Time

Presentation and Webcast: Access to the webcast and presentations will be available in the Investor Relations area of Emerson’s website at www.emerson.com/financial at the time of the event. A replay of the webcast and presentations will be available for approximately one week at the same location on the website.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: December 19, 2008	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary